EXHIBIT 10.24

Document date:     04/04/01

PROMISSORY NOTE

$150,000	South San Francisco, California
April 5, 2001
Effective Date

FOR VALUE RECEIVED, the undersigned, Richard H. Scheller, promises to pay to the order of Genentech, Inc., ("Genentech"), One Hundred and Fifty Thousand Dollars and No Cents ($150,000), without interest (except as described below) at the principal offices of Genentech, upon the following terms and conditions:

            1.  The entire principal amount of this promissory note shall be due and payable immediately, without demand or notice, on the earlier of (i) the fifth anniversary on the Effective Date shown above or (ii) the date of termination of employment of the undersigned with Genentech for any reason. If any amount of principal is not paid when due, interest shall thereafter accrue on the unpaid portion at a rate equal to five points above the prime rate charged by Bank of America at the time of such default or (ii) at the maximum rate permitted by applicable law at the time of default.

            2.  This promissory note is secured by a deed of trust of even date herewith encumbering that certain real property commonly known as                            (the "Property") which is more particularly described in said deed of trust. The undersigned represents and warrants to Genentech that the undersigned is the owner of good and marketable fee title to the Property, free and clear of all encumbrances except as disclosed to Genentech in a preliminary title report with respect to the Property. The undersigned further represents or desirable to assure the validity and enforceability of said deed of trust.

            3.  If any lawsuit, reference or arbitration is commenced which arises out of or relates to the promissory note, the deed of trust or the loan which it evidences, the prevailing party shall be entitled to recover from the other party such sums as the court may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law.

            4.  If the trustor shall sell, convey or alienate said property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntary or involuntary without the written consent of the beneficiary being first had and obtained, or if trustor shall cease to be an employee of Genentech, Inc., beneficiary shall have the right, at its option, except as prohibited by law, to declare the indebtedness of obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

            5.  Genentech, in its sole discretion, may transfer this promissory note without notice to or the consent of the undersigned. If Genentech so requests, the undersigned shall sign and deliver a new promissory note to be issued in exchange for this promissory note.

            6.  If more than one person or entity are signing this promissory note as maker, their obligations under this promissory note shall be joint and several.

            7.  The undersigned shall have the right to prepay all or any part of the unpaid principal amount of this note without premium at any time prior to the maturity hereof.

            8.  Nothing in this note shall be interpreted to give the undersigned any right to continue in the employ of Genentech for any particular period of time.

            9.  The loan is not transferable by the undersigned to any other person or entity.

            10.  The purpose of this loan is to provide relocation housing assistance and the undersigned agrees to use the proceeds of the loan for this purpose only. Use of the loan proceeds for any purpose other than relocation housing assistance will cause the entire outstanding principal amount of this note to become immediately due and payable.

            IN WITNESS WHEREOF, the undersigned has caused this note to be signed, dated and delivered as of the date and year first above written.

/s/ RICHARD H. SCHELLER	April 5, 2001

Name	Date

Genentech, Inc. Approvals

Human Resources	Mgmt Committee	Controller or Treasurer

Note:  Current tax law may require Genentech, Inc. to impute interest on principal outstanding on this note at the applicable rate, and report this benefit on Form W-2.